UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2019 (October 11, 2019)

B. RILEY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37503	27-0223495
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21255 Burbank Boulevard, Suite 400
Woodland Hills, California 91367
(818) 884-3737
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RILY	Nasdaq Global Market
Depositary Shares (each representing a 1/1000th interest in a 6.875% Series A Cumulative Perpetual Preferred Share, par value $0.0001 per share)	RILYP	Nasdaq Global Market
7.25% Senior Notes due 2027	RILYG	Nasdaq Global Market
7.50% Senior Notes due 2027	RILYZ	Nasdaq Global Market
7.375% Senior Notes due 2023	RILYH	Nasdaq Global Market
6.875% Senior Notes due 2023	RILYI	Nasdaq Global Market
7.50% Senior Notes due 2021	RILYL	Nasdaq Global Market
6.75% Senior Notes due 2024	RILYO	Nasdaq Global Market
6.50% Senior Notes due 2026	RILYN	Nasdaq Global Market
(Title of Class)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 11, 2019, B. Riley Financial, Inc. (the “Company”) and B. Riley Brand Management LLC, an indirect wholly-owned subsidiary of the Company (the “B. Riley Member”), entered into a Membership Interest Purchase Agreement (the “MIPA”) with BR Brand Acquisition LLC (the “BR Brand Member”) and BR Brand Holdings LLC (the “Operating Company,” and, together with the B. Riley Member, the BR Brand Member and the Company, the “Parties”).

At the closing of the transactions contemplated by the MIPA (the “Closing”), the B. Riley Member will acquire a majority interest in the Operating Company in exchange for a cash payment to the BR Brand Member of $116.5 million (the “Closing Payment”) and the issuance by the Company to Bluestar Alliance LLC (“Bluestar”), an affiliate of the BR Brand Member, of a warrant (the “Warrant”) to purchase up to 200,000 shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), at an exercise price per share equal to $26.24 (which represents a 10% premium over the volume-weighted average price per share of the Common Stock for the 15 trading days prior to the date of the MIPA). One-third of the shares of Common Stock issuable under the Warrant will immediately vest and become exercisable upon its issuance at the Closing, and the remaining two-thirds of such shares of Common Stock will vest and become exercisable following the first and/or second anniversaries of the Closing, subject to the Operating Company’s (or another related joint venture with Bluestar) satisfaction of specified financial performance targets.

Pursuant to the MIPA, the BR Brand Member has agreed to cause the transfer of certain trademarks, domain names, license agreements and related assets (collectively, “Brand Assets”) from existing brand owners to the Operating Company on or prior to the Closing. Concurrently with the execution of the MIPA, the B. Riley Member placed into escrow $58.25 million (the “Escrowed Amount”) of the Closing Payment with a third party escrow agent (the “Escrow Agent”). If the MIPA is terminated prior to the Closing as described below, the Escrowed Amount will be returned by the Escrow Agent to the B. Riley Member or its designee.

The BR Brand Member and the Operating Company, on the one hand, and the B. Riley Member, on the other hand, have each made to the other certain representations and warranties as set forth in the MIPA. The BR Brand Member and the Operating Company have also agreed, among other things, to certain covenants relating to the conduct of the Operating Company, and each of the existing businesses utilizing the Brand Assets, prior to Closing, during the interim period between the execution of the MIPA and the Closing. The Parties have additionally agreed to use their respective reasonable best efforts to obtain necessary regulatory approvals and to fulfill as promptly as practicable the conditions precedent to the other Parties’ obligations under the MIPA.

The Parties’ respective obligations to consummate the transactions contemplated by the MIPA are subject to the expiration or earlier termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The MIPA provides that if such expiration or earlier termination has not occurred on or prior to December 30, 2019, the MIPA will automatically terminate.

Each of the B. Riley Member and the BR Brand Member has agreed to certain obligations to indemnify the Operating Company for breaches of representations or warranties or covenants in the MIPA and for certain tax liabilities, and the BR Brand Member has additionally agreed to certain obligations to indemnify the Operating Company in respect of certain pre-closing liabilities.

The Company will guarantee the performance by the B. Riley Member of its obligations under the MIPA to make the Closing Payment and to make any payments in respect of its indemnification obligations.

The Closing is expected to occur in the fourth quarter of 2019.

The foregoing description of the MIPA and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of the MIPA, which will be filed as an exhibit to the Company’s Current Report on Form 8-K that will be filed in connection with the Closing.

Item 8.01 Other Events

At the Closing, the B. Riley Member, the BR Brand Member and the Operating Company will enter into an amended and restated operating agreement for the Operating Company, pursuant to which the BR Brand Member will serve as the initial manager of the Operating Company and will designate Bluestar to oversee certain day-to-day management functions relating to the Brand Assets, subject in all cases to the consent rights of the B. Riley Member and the BR Brand Member with respect to certain significant actions. In addition, at the Closing the Company, Bluestar and certain of their affiliates will enter into certain commercial agreements pursuant to which the Company will have the right to participate alongside Bluestar in investment or acquisition opportunities for additional Brand Assets that Bluestar proposes to pursue in the future, subject to the terms and conditions set forth in such agreements, including the Company’s agreement to provide loan financing to Bluestar (or its affiliates) in connection with any such proposed investment or acquisition opportunities in which the Company elects to participate. Unless earlier terminated by mutual agreement of the applicable parties, the terms of the commercial agreements will continue until the earlier of the fifth anniversary of the Closing and the date on which neither Bluestar nor any of its affiliates is providing management and operational services to the Operating Company.

Forward Looking Statement Disclaimer

This Report includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements express the Company’s current expectations or forecasts of possible future results or events. You can identify these statements by the fact that they do not relate strictly to historic or current facts and often use words such as “anticipate,” “estimate,” “expect,” “believe,” “will likely result,” “should,” “outlook,” “plan,” “project” and other words and expressions of similar meaning. No assurance can be given that the results in any forward-looking statement will be achieved and actual results could be affected by one or more factors, which could cause them to differ materially. In addition to the information in this report, you should carefully consider the risk factors and risks and uncertainties included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, our Quarterly Reports on Form 10-Q for the periods ended March 31 and June 30, 2019, and our other reports filed with the SEC. The information set forth in this report is current as of the date hereof, and, except as may otherwise be required by law, the Company undertakes no duty to update this information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B. Riley Financial, Inc.

By:	/s/ Phillip J. Ahn
Name:	Phillip J. Ahn
Title:	Chief Financial Officer and Chief Operating Officer

Date: October 18, 2019

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